Exhibit 99.1

Bridgeline Reports Financial Results for the
Third Quarter and for Nine Months of Fiscal 2010

Record Number of iAPPS licenses sold in Third Quarter

Woburn, MA, August 13, 2010 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a developer of an award winning web engagement management software suite and award-winning interactive technology solutions, today announced financial results for its third quarter and nine month period ended June 30, 2010.

Highlights from the third quarter of fiscal 2010 include:

•	A record 88 iAPPS licenses were sold in the quarter ending June 30, 2010

•	iAPPS Content Manager wins 2010 CODiE Award for Best Content Management Solution, globally

•	Revenue of $5.8M for the quarter ending June 30, 2010

•	76% of Bridgeline’s customer base paid a monthly subscription fee or a monthly managed service fee

•	After onetime period expense of $153 thousand, non-GAAP adjusted net income was $207 thousand

•	After onetime period expense of $153 thousand, income from operations was $72 thousand

•	After onetime period expenses of $153 thousand adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) and before stock compensation was $598 thousand

•	A balance sheet at June 30, 2010 with total assets of $27.3 million and only $6.9 million in total liabilities

•	Bridgeline acquired the selective assets of TMX Interactive in May 2010, expanding its presence into the Philadelphia marketplace

•	Bridgeline acquired the selective assets of eMagination and acquired eMagination IG in July 2010, expanding its presence into the Baltimore marketplace and the Federal Government marketplace

Highlights from the first nine months of fiscal 2010 include:

•	Revenue of $16.7M for the first nine months of fiscal 2010

•	After onetime period expense of $160 thousand, non-GAAP adjusted net income was $887 thousand

•	After onetime period expense of $160 thousand, income from operations was $344 thousand

•	After onetime period expense of $160 thousand, adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) and before stock compensation was $1.8 million

•	Cash generated from operations of $1.7 million

“We are very excited with the market acceptance and traction iAPPS is having“ stated Thomas Massie, Chairman and Chief Executive Officer of Bridgeline.  “Bridgeline just sold a record number of iAPPS licenses during the quarter, iAPPS received the esteemed 2010 CODiE award, and with the recent acquisitions of TMX and eMagination we have dramatically accelerated our time to market in the Philadelphia, Baltimore, and Federal Government markets.”

Ron Levenson, Bridgeline’s Executive Vice President and Chief Financial Officer commented, “with the recent acquisitions of TMX and eMagination, Bridgeline’s quarterly revenue should approach $7.5 million, or $30 million annually.  In addition, we anticipate both acquisitions to be accretive within the next 3 to 6 months, once onetime related costs are absorbed.”

Recurring Revenue Trends

Of Bridgeline’s 617 customers as of June 30, 2010, 468 or 76% paid either a monthly subscription license fee or a managed service fee.  Bridgeline’s retention rate of recurring revenue customers for the three months ended June 30, 2010 was 70%. Bridgeline’s retention rate of iAPPS related customers is 98%.

Annualized recurring revenue, exclusive of managed service hosting, was $1.2 million for the three months ended June 30, 2010, compared with $1.1 million for the same period one year ago, an increase of 9%.

On an annualized basis, recurring revenue for the quarter ended June 30, 2010, was $3 million, compared with annualized recurring revenue of $3.3 million for the same period of the prior year. Annualized recurring revenue is derived by multiplying the actual results for the quarter by four.

	Three Months Ended June 30
	2010	2009
Annualized Recurring Revenue	$3,028,000	$3,257,000
Year over Year Change %	(7%)
Retention Rate	70%

The decrease is attributable to Bridgeline’s focused marketing and new business development efforts in selling more iAPPS® related engagements.  Additionally, there has been some customer attrition as a result of our efforts to engage with larger organizations as opposed to some of our smaller customers obtained through previous acquisitions.

Results of Operations for the Three Months Ended June 30, 2010, Compared to June 30, 2009

For the three months ended June 30, 2010, our revenue was $5.8 million compared with $6 million for the same period of 2009, a decrease of 3%.  Gross profit was $3.1 million compared with $3.3 million for the same period of 2009, representing a decrease of 6%.  Gross profit margins were 53.9% compared with 55.0% for the same period of 2009.

Onetime expenses of $153 thousand were recorded in the three month period ended June 30, 2010 related to acquisition expenses and consolidation expenses from integrating Bridgeline’s Cleveland operation into its Chicago operations.  After the onetime expense of $153 thousand operating income for the three month period was $72 thousand compared with $189 thousand in the same period of 2009.  After the onetime expense of $153 thousand, net income for the three month period was $35 thousand compared with $178 thousand in the same period of 2009.  Earnings per diluted share were $-0- compared with $.02 for the same period of the prior year.  After the onetime expense of $153 thousand, non-GAAP adjusted net income was $207 thousand and non-GAAP adjusted earnings per diluted share was $.02 for the three months ended June 30, 2010, compared with $483 thousand and $.04 for the corresponding period of 2009.  After the onetime expense of $153 thousand, adjusted EBITDA was $598 thousand and adjusted EBITDA per diluted share was $.05 for the three months ended June 30, 2010, compared with $768 thousand and $.07 for the corresponding period of 2009.

Results of Operations for the Nine Months Ended June 30, 2010, Compared to June 30, 2009

For the nine months ended June 30, 2010, our revenue was $16.7 million compared with $18.6 million for the same period of 2009, a decrease of 10%.  Gross profit was $9 million compared with $10.3 million for the same period of 2009, representing a decrease of 13%.  Gross profit margins were 53.7% compared with 55.4% for the same period of 2009.

Onetime expenses of $160 thousand were recorded in the nine month period ended June 30, 2010 related to acquisition expenses and consolidation expenses from integrating Bridgeline’s Cleveland operation into its Chicago operations.  After the onetime expense of $160 thousand, income from operations was $344 thousand compared with $627 thousand for the same period of 2009.  After the onetime expense of $160 thousand, net income for the nine month period was $275 thousand compared with $561 thousand in the same period of 2009.  Earnings per diluted share were $.02 compared with $.05 for the same period of the prior year.  Non-GAAP adjusted net income was $887 thousand and non-GAAP adjusted earnings per diluted share was $.08 for the nine months ended June 30, 2010, compared with $1.4 million and $.12 for the corresponding period of 2009.  Adjusted EBITDA was $1.8 million and non-GAAP adjusted earnings per diluted share was $.16 in for the nine months ended June 30, 2010, compared with $2.2 million and $.20 for the corresponding period of 2009.

For further information, please refer to our quarterly report on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, impairment charges, amortization of intangible assets, stock based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and before stock compensation and impairment charges (“EBITDA”).  Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's business.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2010	2009	2010	2009
Reconciliation of GAAP net income to non-GAAP adjusted net income
GAAP net income	$35	$178	$275	$561
Amortization of intangible assets	148	142	431	376
Stock based compensation	114	181	287	463
Tax effect of non-GAAP adjustments	(90)	(18)	(106)	(42)
Non-GAAP adjusted net income	$207	$483	$887	$1,358

Reconciliation of GAAP earnings per diluted share to non-GAAP adjusted earnings per diluted share
GAAP earnings per diluted share	$—	$.02	$.02	$.05
Amortization of intangible assets	.01	.01	.04	.03
Stock based compensation	.01	.01	.03	.04
Tax effect of non-GAAP adjustments	—	—	(.01)	—
Non-GAAP adjusted earnings per diluted share	$.02	$.04	$.08	$.12

Reconciliation of GAAP net income to Adjusted EBITDA
GAAP net income	$35	$178	$275	$561
Taxes	21	11	52	31
Interest	16	—	17	35
Amortization of intangible assets	148	142	431	376
Depreciation	195	202	566	604
EBITDA	415	533	1,341	1,607
Other amortization	69	54	186	162
Stock based compensation	114	181	287	463
Adjusted EBITDA	$598	$768	$1,814	$2,232

Reconciliation of GAAP net earnings per diluted share to Adjusted EBITDA per diluted share
GAAP net earnings per diluted share	$—	$.02	$.02	$.05
Taxes	—	—	—	—
Interest	—	—	—	—
Amortization of intangible assets	.01	.01	.04	.03
Depreciation	.02	.02	.05	.06
Other amortization	.01	—	.02	.02
EBITDA	.04	.05	.13	.16
Stock based compensation	.01	.02	.03	.04
Adjusted EBITDA per diluted share	$.05	$.07	$.16	$.20

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Web application development services	$4,813	$5,172	$13,951	$15,846
Managed service hosting	450	597	1,450	1,851
Subscription and perpetual licenses	537	235	1,265	879
Total revenue	5,800	6,004	16,666	18,576
Cost of revenue:
Web application development services	2,404	2,421	6,855	7,426
Managed service hosting services	94	146	382	451
Subscription and perpetual licenses	178	136	478	406
Total cost of revenue	2,676	2,703	7,715	8,283
Gross profit	3,124	3,301	8,951	10,293
Operating expenses:
Sales and marketing	1,427	1,478	3,847	4,736
General and administrative	1,045	979	3,246	3,048
Research and development	259	336	584	971
Depreciation and amortization	321	319	930	911
Total operating expenses	3,052	3,112	8,607	9,666
Income from operations	72	189	344	627
Interest income (expense) net	(16)	—	(17)	(35)
Income before income taxes	56	189	327	592
Income taxes	21	11	52	31
Net income	$35	$178	$275	$561

Net income per share:
Basic	$—	$.02	$.02	$.05
Diluted	$—	$.02	$.02	$.05
Number of weighted average shares:
Basic	11,188,208	11,109,256	11,185,506	10,960,777
Diluted	11,529,013	11,160,082	11,606,458	11,009,264

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
 (Dollars in thousands, except share and per share data)

ASSETS
	June 30, 2010	September 30, 2009
Current assets:
Cash and cash equivalents	$2,863	$3,060
Accounts receivable and unbilled receivables, net	3,773	3,468
Prepaid expenses and other current assets	330	320
Total current assets	6,966	6,848
Equipment and improvements, net	1,248	1,448
Intangible assets, net	1,246	1,490
Goodwill, net	16,891	13,899
Other assets	972	570
Total assets	$27,323	$24,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$783	$714
Accrued liabilities	864	786
Accrued earnouts	544	408
Deferred revenue	1,677	890
Current portion of debt	1,733	1,000
Current portion of capital lease obligations	43	77
Total current liabilities	5,644	3,875
Long-term earnouts	380	—
Other long term liabilities	379	414
Long-term debt, net of current portion	417	—
Capital lease obligations, net of current portion	35	62
Total liabilities	6,855	4,351

Commitments and contingencies

Stockholders’ equity:
C Preferred stock — $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock — $0.001 par value; 20,000,000 shares authorized; 11,188,208 and 11,182,209 shares issued and outstanding, respectively	11	11
Additional paid-in capital	35,912	35,620
Accumulated deficit	(15,336)	(15,611)
Accumulated other comprehensive income	(119)	(116)
Total stockholders’ equity	20,468	19,904
Total liabilities and stockholders’ equity	$27,323	$24,255

About Bridgeline Digital, Inc

Bridgeline Digital is a developer of an award-winning web engagement management software suite and interactive business technology solutions that help customers leverage best in class web-based technologies to achieve their business objectives. The iAPPS Product Suite is an innovative SaaS solution that deeply unifies web Content Management, eCommerce, eMarketing, and web Analytics capabilities into the heart of websites, online stores, intranets, extranets or portals - enabling users to swiftly enhance and optimize the value of their web assets. iAPPS Content Manager is the recent winner of the 2010 CODiE Award for the Best Content Management Solution, globally.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline Digital helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline Digital's teams of developers specialize in web application development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Washington, D.C., and Bangalore, India. Bridgeline Digital has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Sun Chemical, Honeywell, Healthcore, LG Electronics, Marriott International, Berkshire Life, PODS, Budget Rental Car, Washington Redskins, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, and the American Academy of Pediatrics. To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the global financial deterioration on our business, our inability to manage our future growth effectively or profitably, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the performance of our products, our ability to protect our proprietary technology, the security of our software, our ability to maintain our listing on the Nasdaq Capital Market, our dependence on our management team and key personnel, and our ability to hire and retain future key personnel, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Digital, Inc.
Ronald M. Levenson
Executive Vice President & CFO
781-497-3015
rlevenson@blinedigital.com